UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 27, 2004, the Board of Directors of Preformed Line Products Company (the “Company”) elected a new Director, Glenn E. Corlett, whose term will end at the 2005 Annual Meeting of Shareholders.

There are no arrangements or understandings between Mr. Corlett and any other person pursuant to which Mr. Corlett was selected as a Director.

Mr. Corlett was not appointed to any committee of the Board of Directors at the time of his election. However, the Company expects to appoint Mr. Corlett to the Audit Committee upon re-election at the Annual Meeting of Shareholders.

Since the beginning of the Company’s last year, there have not been any transactions, or currently proposed transactions, or series of similar transactions, in which the Company’s and its subsidiaries were a party and in which Mr. Corlett had a direct or indirect material interest.

Mr. Corlett, 61, has served as the Dean and the Philip J. Gardner Leadership Professor at the College of Business at Ohio University, since July 1, 1997. As Dean, Mr. Corlett is responsible for strategic and administrative governance of 2,000 students and over 100 faculty and staff members. Upon acceptance of the Deanship, Mr. Corlett was granted tenure in the School of Accountancy in the College of Business at Ohio University.

From 1993 to 1996, Mr. Corlett was executive vice president and chief operating officer for N.W. Ayer & Partners, an international advertising agency, headquartered in New York City, and chief financial officer of the company from 1990 to 1995. As chief operating officer, he was responsible for all business operations of the agency and directly supervised the media planning and buying, print production, advanced technologies and event marketing subsidiaries. As chief financial officer, he was responsible for all accounting and treasury functions of the company and its foreign and domestic subsidiaries.

Prior to joining Ayer, Mr. Corlett was with Price Waterhouse, where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979.

Mr. Corlett currently serves as director and chairman of the audit committee of Rocky Shoes & Boots, Inc. Mr. Corlett also serves as a director of the following companies: Inn-Ohio, Inc., Copernicus Therapeutics, Inc., Grange Insurance Companies and the Palmer-Donavin Manufacturing Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Eric R. Graef Eric R. Graef, Vice President - Finance and Treasurer
DATED:	October 29, 2004